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                                                                EXHIBIT 11.1
                             MEDICAL ALLIANCE, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                         Three Months Ended            Six Months Ended
                                                                               June 30,                    June 30,
                                                                        1996            1997            1996     1997
                                                                        ----            ----            ----     ----



Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . $   235,958     $ (1,833,097)       $  369,145   $(1,794,425)

Less: Series A Preferred dividends  . . . . . . . . . . . . . . .      87,000               -0-           87,000            -0-
                                                                  -----------     ------------        ----------   -----------
Net Income applicable to common stock . . . . . . . . . . . . . .     148,958       (1,833,097)          282,145    (1,794,425)

Weighted average common shares outstanding before SAB
  Topic 4-D shares  . . . . . . . . . . . . . . . . . . . . . . .   2,339,361        6,014,089         2,332,613     6,006,834

SAB Topic 4-D computation: (1)
  Incremental common shares outstanding applicable to
   options issued within one year of the offering (2)   . . . . .     174,380              N/A           174,380           N/A

    Incremental common shares outstanding applicable to
    the Series B Preferred Stock issued within one year
       of the Offering (3)  . . . . . . . . . . . . . . . . . . .     565,863              N/A           565,863           N/A
                                                                  -----------     ------------        ----------   -----------
Common Stock outstanding including all SAB Topic 4-D
 Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,079,604        6,014,089         3,072,856     6,006,834
                                                                  ===========     ============        ==========   ===========
COMPUTATION OF PRIMARY SHARES OUTSTANDING:
 Incremental common shares outstanding applicable to
 "In the money" options and warrants based on the
  estimated average fair market value of the stock
  during the quarter(2) . . . . . . . . . . . . . . . . . . . . .     480,445          214,950           480,445       214,950
                                                                  -----------     ------------        ----------   -----------
Primary shares outstanding  . . . . . . . . . . . . . . . . . . .   3,560,049        6,229,039         3,553,301     6,221,784
                                                                  ===========     ============        ==========   ===========
Primary earnings per common share (4) . . . . . . . . . . . . . . $      0.04     $      (0.29)       $     0.08   $     (0.29)
                                                                  ===========     ============        ==========   ===========
COMPUTATION OF FULLY DILUTED SHARES OUTSTANDING:

Incremental common shares outstanding applicable
to "In the Money" options and warrants based on
the estimated quarterly ending fair market value of the
stock (2)   . . . . . . . . . . . . . . . . . . . . . . . . . . .     480,445          214,950           480,445       214,950
Incremental common shares outstanding applicable to
Series A Preferred Stock (3)  . . . . . . . . . . . . . . . . . .     679,035              N/A           679,035           N/A
                                                                  -----------     ------------        ----------   -----------
Fully diluted shares outstanding  . . . . . . . . . . . . . . . .   4,239,084        6,229,039         4,232,336     6,221,784
                                                                  ===========     ============        ==========   ===========

Fully diluted earnings per common share (5) . . . . . . . . . . . $      0.06  $         (0.29)       $      .09   $     (0.29)
                                                                  ===========     ============        ==========   ===========
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(1)  SAB Topic 4-D requires the Company to report common stock, convertible preferred stock, options, warrants and other common stock equivalents issued within one year of an offering as issued and outstanding for all periods prior to the offering.
(2)  Determined using the Treasury Stock Method.
(3)  Determined using the "If Converted" Method.
(4)  Computed as net income applicable to common shares divided by primary shares outstanding.
(5)  Computed as the more dilutive of either
     primary earning per share or net income divided by fully diluted shares outstanding.